EXHIBIT L

                                    FORM OF

                           INITIAL CAPITAL AGREEMENT

The KP Funds (the "Trust"), a Massachusetts voluntary association (commonly known as a "business trust"), and [INSERT PURCHASER] ("[____]"), a [INSERT ORGANIZATIONAL FORM], hereby agree as of [INSERT DATE], as follows:

1. In order to provide the Trust with the initial capital required pursuant to Section 14 of the Investment Company Act of 1940, as amended, [ ____ ] is hereby purchasing from the Trust [10,000] shares of beneficial interest, [$0.01] par value, of Institutional Shares of the [INSERT FUND ], a series of the Trust (the "Shares"), at a purchase price of [$10.00] per share, for a total purchase price of [$100,000]. [____] hereby acknowledges the receipt of the Shares, and the Trust hereby acknowledges receipt from [____] of funds in the amount of $[$100,000] for such series of the Trust in full payment for the Shares. It is further agreed that no certificate for the Shares will be issued by the Trust.

2. [ ____ ] is aware that the Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), on the basis that the sale of such shares will be exempt under Section 4(2) of the 1933 Act as not involving any public offering. Reliance on such exemption is predicated, in part, on [ ____ ]'s representation and warranty to the Trust that the Shares are being acquired for [ ____ ]'s own account for investment purposes and not with a view to the distribution or redemption thereof, and that [ ____ ] has no present intention to dispose of the Shares. [ ____ ] further represents that it will not take any action that will subject the sale of the Shares to the registration provisions of the 1933 Act.

3. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of the Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, agent or employee of the Trust shall have any personal liability under this Agreement, and that insofar as it relates to any series of the Trust, this Agreement is binding only upon the assets and properties of such series.


                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first written above.


Attest:                                              THE KP FUNDS

                                                     By:
___________________                                      _______________________

INSERT NAME                                          INSERT NAME

INSERT TITLE                                         INSERT TITLE


Attest:                                              [INSERT NAME]

                                                     By:
___________________                                      _______________________

INSERT NAME                                          INSERT NAME

INSERT TITLE                                         INSERT TITLE



            SIGNATURE PAGE -- THE KP FUNDS INITIAL CAPITAL AGREEMENT